Exhibit 10.33

STATER BROS. MARKETS
STATER BROS. HOLDINGS INC.

FOURTH AMENDMENT
TO CREDIT AGREEMENT

     This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is dated as of February 4, 2003 entered into by and among STATER BROS. MARKETS, a California corporation (“Borrower”), STATER BROS. HOLDINGS, INC., a Delaware corporation (“Holdings”), the financial institutions listed on the signature pages hereof (“Lenders”) and BANK OF AMERICA, N.A., as administrative agent for Lenders (“Administrative Agent”), and Issuing Lender, and, for purposes of Section 3 hereof, the Credit Support Party (as defined in Section 3 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of August 6, 1999, as amended by the First Amendment dated as of September 15, 2000, the Second Amendment dated as of December 13, 2001 and the Third Amendment dated as of January 18, 2002 (as amended, modified or supplemented from time to time, the “Credit Agreement”), by and among Borrower, Holdings, Lenders, Administrative Agent, and Issuing Lender. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

     WHEREAS, Borrower, Holdings, Lenders and Issuing Lender desire to amend the Credit Agreement as set forth below;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO THE CREDIT AGREEMENT

1.1	Amendments to Section 1: Definitions and Accounting Terms.

     A.     Subsection 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Amount,” “Commitments,” “Letter of Credit Commitment,” “Letter of Credit Expiration Date,” “Maturity Date,” and “Minimum Amount” therefrom in their entirety and substituting the following therefor:

     “Applicable Amount” means a per annum rate equal to:

     (a)  with respect to Base Rate Loans, 1.00 percent;

     (b)  with respect to Offshore Rate Loans, 1.75 percent;
     (c)  with respect to the Commitment fee, 0.25 percent; and
     (d)  with respect to standby Letters of Credit, 1.25 percent.

     “Commitments” means, as to each Lender, the Revolving Loan Commitment of such Lender, and the “combined Commitments” means such commitments collectively of all Lenders in the aggregate.

     “Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Revolving Loan Commitment and (b) $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Loan Commitment.

     “Letter of Credit Expiration Date” means the Maturity Date.

     “Maturity Date” means March 31, 2005, as it may be earlier terminated in accordance with the terms hereof.

     “Minimum Amount” means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

		Multiples in
Type of Action	Minimum Amount	excess thereof

Borrowing of, prepayment of, or Conversion into, Base Rate Loans	$100,000	$500,000
Borrowing of, prepayment of, Continuation of, or Conversion into, Offshore Rate Loans	$5,000,000	$1,000,000
Reduction in Commitments and Letter of Credit Sublimit	$1,000,000	$500,000
Assignments	$1,000,000	N.A.”

     B.     Subsection 1.01 of the Credit Agreement is hereby further amended by deleting the definitions of “Revolving Loan Commitment L/C Sublimit” and “Letter of Credit Commitment Termination Date.”

1.2	Amendments to Section 2: The Commitments and Extensions of Credit.

     A.     Subsection 2.04(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

2.04	“Letters of Credit.

(a) The Letter of Credit Sublimit. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Letter of Credit Expiration Date, Issuing Lender shall take such Letter of Credit Actions as Borrower may request; provided, however, that the Issuing Lender shall not be obligated to take any Letter of Credit Action with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such Letter of Credit Action, the aggregate outstanding Letter of Credit Usage would exceed the Letter of Credit Sublimit or the aggregate outstanding principal amount of all Loans plus the Letter of Credit Usage would exceed the combined Commitments. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender and shall not violate any policies of Issuing Lender. Standby Letters of Credit shall be issued only for the purpose of (i) securing workers’ compensation and other insurance coverages for Borrower and its Subsidiaries in an amount not at any time to exceed the minimum amount required by Holdings’, Borrower’s, or any of Borrower’s Subsidiaries’ insurance carriers or applicable regulatory agencies and (ii) supporting obligations of Borrower and its Subsidiaries incurred in the construction of stores and related shopping centers and (iii) securing payment of monetary losses suffered by Texas Eastern in the event Texas Eastern is required to make payments under the Texas Eastern Guaranty with respect to the Jaclane Leases and the Carlane Leases to the extent (and only to the extent) that such issuance is required by Texas Eastern; provided that such standby Letters of Credit shall not be issued prior to (a) the date on which all of the amounts held in escrow under that certain escrow agreement dated September 19, 1985 with First Interstate Bank of California as escrow agent (now Wells Fargo Bank) (which amount was approximately $12,911,000 as of June 25, 2000) shall have been released from escrow and returned to Borrower, (b) the date on which all of the guaranties of Texas Eastern guarantying the obligations of Borrower and its Subsidiaries under leases pursuant to which Borrower or one of its Subsidiaries is the lessee (other than the Jaclane Leases and the Carlane Leases) shall have been released, (c) or concurrently with the occurrence of the Closing (as defined in the Redemption Agreement dated as of November 27, 2000 between Borrower and Texas Eastern), and (d) the date on which Borrower shall have delivered a certificate certifying that the conditions set forth in clauses (a), (b) and (c) have been satisfied. Commercial Letters of Credit shall only be issued for the purpose of supporting the purchase of inventory by Borrower and its Subsidiaries. The obligation of the Issuing Lender to take any Letter of Credit Action and the obligation of the Lenders to participate in the Letter of Credit subject to such Letter of Credit Action shall be subject to the following limitations:

(i) The Letter of Credit Usage in respect of standby Letters of Credit issued to support obligations of Borrower and its Subsidiaries incurred in the construction of stores and related shopping centers shall not exceed $2,000,000.

(ii) The Letter of Credit Usage in respect of all Letters of Credit other than Permitted Workers Compensation Letters of Credit and Permitted Guaranty Lease Repayment Letters of Credit shall not exceed $5,000,000.

(iii) The Outstanding Obligations on the last day of each fiscal month shall not exceed an amount equal to 45% of the aggregate book value of the inventory of Borrower and its Subsidiaries on such day, measured on a consolidated basis, using the first-in, first out method, in accordance with GAAP.

(iv) No standby Letter of Credit shall expire more than 12 months after the issuance thereof. No commercial Letter of Credit shall expire more than 180 days after the issuance thereof. No Letter of Credit shall expire after the Letter of Credit Expiration Date. If any Letter of Credit Usage remains outstanding after the Letter of Credit Expiration Date, Borrower shall, not later than the Letter of Credit Expiration Date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.”

(v) The Letter of Credit Usage in respect of all Permitted Guaranty Lease Repayment Letters of Credit shall not exceed $7,500,000.”

     B.     Section 2.04(j) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(j) Standby Letter of Credit Fee. On each Quarterly Payment Date and on the Letter of Credit Expiration Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the Applicable Amount for Letters of Credit times the actual daily maximum amount available to be drawn under each standby Letter of Credit since the later of the Closing Date and the previous Quarterly Payment Date.”

     C.     Subsection 2.05(c) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(c) If for any reason the Letter of Credit Usage at any time exceeds the Letter of Credit Sublimit as in effect or as reduced, or gives effect to the limitations set forth in Section 2.04(a), or because of any other limitation set forth in this Agreement or otherwise, Borrower shall immediately deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.”

     D.     Section 2.06 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“2.06 Reduction or Termination of Commitments. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably (a) reduce the Revolving Loan Commitments or the Letter of Credit Sublimit in a Minimum Amount therefor to an amount not less than the aggregate outstanding principal amount of all Loans and the Letter of Credit Usage, with respect to a reduction of Revolving Loan Commitments and to an amount not less than the Letter of Credit Usage at such time with respect to a reduction in the Letter of Credit Sublimit, or (b) terminate the Revolving Loan Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Revolving Loan Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Revolving Loan Commitments and the Letter of Credit Sublimit. Each Lender’s Revolving Loan Commitment and Letter of Credit Sublimit shall be reduced by an amount equal to such Lender’s Pro Rata Share times the amount of such reduction.”

     E.     Section 2.08(a) of the Credit Agreement is hereby amended by deleting the first sentence in such subsection in its entirety and substituting the following therefor:

“Borrower shall pay to Administrative Agent for the account of each Lender pro rata according to its Pro Rata Share, a Commitment fee equal to the Applicable

Amount times the actual daily amount by which the combined Revolving Loan Commitments exceed the sum of the aggregate principal amount of outstanding Loans plus the Letter of Credit Usage in respect of standby Letters of Credit.”

1.4	Substitution of Schedule.

     Schedule 2.01 to the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof Schedule 2.01 in the form of Annex I to this Amendment.

Section 2.	REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders and Issuing Lender to enter into this Fourth Amendment and to amend the Credit Agreement in the manner provided herein, each of Borrower and Holdings represents and warrants to each Lender and Issuing Lender that the following statements are true, correct and complete:

     A.     Existence and Qualification; Power; Compliance with Laws. Each Borrower Party is a corporation duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

     B.     Power; Authorization; Enforceable Obligations. Each Borrower Party has the power and authority and the legal right to make, deliver and perform this Fourth Amendment and, in the case of Holdings and Borrower, to perform its obligations under the Credit Agreement as amended by this Fourth Amendment (the “Amended Agreement”), and has taken all necessary action to authorize the execution, delivery and performance of this Fourth Amendment and to authorize the performance under the Amended Agreement. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Fourth Amendment or the Amended Agreement. This Fourth Amendment has been duly executed and delivered by each Borrower Party, and this Fourth Amendment and the Amended Agreement constitute a legal, valid and binding obligation of each Borrower Party party thereto, enforceable against each Borrower Party party thereto in accordance with their respective terms.

     C.     No Legal Bar. The execution, delivery, and performance by each Borrower Party of this Fourth Amendment and the performance by each Borrower Party party thereto of the Amended Agreement and compliance with the provisions hereof and thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries, or (d) require any approval of stockholders or any approval or consent of any Person of any Contractual Obligation of any Borrower Party.

     D.     Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date of this Fourth Amendment to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     E.     Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Fourth Amendment that would constitute an Event of Default or a Default.

Section 3.	ACKNOWLEDGEMENT AND CONSENT

     Development is a party to the Development Guaranty, as amended, pursuant to which Development has guaranteed the Obligations. Development is referred to herein as the “Credit Support Party,” and the Development Guaranty is referred to herein as the “Credit Support Document”.

     The Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Fourth Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Fourth Amendment. The Credit Support Party hereby confirms that the Credit Support Document to which it is a party or otherwise bound will continue to guaranty, to the fullest extent possible the payment and performance of all Guarantied Obligations (as such term is defined in the Credit Support Document), including without limitation the payment and performance of all such Guarantied Obligations in respect of the Obligations of Borrower and Holdings now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

     The Credit Support Party acknowledges and agrees that the Credit Support Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Fourth Amendment. The Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Document to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date of this Fourth Amendment to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     The Credit Support Party acknowledges and agrees that the Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Fourth Amendment and nothing in the Credit Agreement, this Fourth Amendment or any other Loan Document shall be deemed to require the consent of the Credit Support Party to any future amendments to the Credit Agreement.

Section 4.	MISCELLANEOUS

     A.     Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the date of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Fourth Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Fourth Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, any Lender or the Issuing Lender under, the Credit Agreement or any of the other Loan Documents.

     B.     Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 11.03 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Fourth Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

     C.     Headings. Section and subsection headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose or be given any substantive effect.

     D.     Applicable Law. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E.     Counterparts; Effectiveness. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Fourth Amendment shall become effective upon the execution of a counterpart hereof by Borrower, Holdings, Requisite Lenders and the Credit Support Party, payment by Borrower to Administrative Agent of a renewal fee in the amount of

$75,000, and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

STATER BROS. MARKETS

By:________________________________________

Title:_______________________________________

STATER BROS. HOLDINGS, INC.

By:________________________________________

Title:_______________________________________

STATER BROS. DEVELOPMENT, INC. (for purposes of Section 3), as a Credit Support Party

By:________________________________________

Title:_______________________________________

S-1

BANK OF AMERICA, N.A., as Administrative Agent

By:________________________________________

Title:_______________________________________

BANK OF AMERICA, N.A., as Issuing Lender and a Lender

By:________________________________________

Title:_______________________________________

S-2

SCHEDULE 2.01

ANNEX I

	Revolving Loan
Lender	Commitment	Pro Rata Share

BANK OF AMERICA, N.A
Total	$75,000,000.00	100.000000000%

Schedule 2.01-1